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                                                                    EXHIBIT 23.6
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Eastern Environmental Services, Inc. of our report dated March 3, 1997, with respect to the combined financial statements of Donno Company, Inc. and affiliates included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K/A dated July 10, 1997 (amending the Company's Form 8-K dated January 31, 1997), both filed with the Securities and Exchange Commission.


                         /s/ Paternostro, Callahan & DeFreitas, LLP
                         -------------------------------------------
                             PATERNOSTRO, CALLAHAN & DEFREITAS, LLP

Mineola, New York
September 30, 1998